SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [  ] Confidential, for Use of the Commission
                                          Only(as permitted by Rule 14a-6(e)(2))

[ X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material Pursuant to Rule 14a-12


                                   ePlus inc.

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  [X] No fee required.

  [ ] Fee computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

  (1) Title of each class of securities to which transaction applies:    N/A
                                                                         ---
--------------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:       N/A
                                                                         ---
--------------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing
  fee is calculated and state how it was determined):                    N/A
                                                                         ---
--------------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:                   N/A
                                                                         ---
--------------------------------------------------------------------------------
  (5) Total fee paid:
--------------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials:
--------------------------------------------------------------------------------
  [ ] Check box if any part of the fee is offset as  provided by Exchange
  Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1) Amount previously paid:

--------------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
  (3) Filing party:
--------------------------------------------------------------------------------
  (4) Date filed:
--------------------------------------------------------------------------------
ePlus inc.
400 Herndon Parkway
Herndon, VA 20170


August 21, 2000


Dear Stockholder:

You are cordially invited to attend the annual meeting of Stockholders of ePlus inc. on September 20, 2000. The annual meeting will begin at 10:30 a.m. local time at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191.

The formal notice of the meeting follows on the next page. In addition, information regarding each of the matters you will be asked to vote on at the annual meeting is contained in the attached proxy statement. We urge you to read the proxy statement carefully. Mailing of proxy materials will begin on August 24, 2000, to all stockholders of record at the close of business on July 28, 2000. The mailings will include the proxy, proxy card, return envelope, and the ePlus 2000 annual report.

It is important that you vote at the annual meeting. Whether or not you plan to attend in person, we urge you to complete, date, and sign the enclosed proxy card and return it as promptly as possible in the accompanying envelope. If you are a stockholder of record and do attend the meeting and wish to vote your shares in person, even after returning your proxy, you still may do so.

We look forward to seeing you in Reston, Virginia on September 20, 2000.

                                                Very truly yours,


                                                /s/Phillip G. Norton
                                                Phillip G. Norton, President

                                   EPLUS INC.
                               400 Herndon Parkway
                                Herndon, VA 20170

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          to be held September 20, 2000
                    ----------------------------------------

To the stockholders of ePlus inc.:

The annual meeting of stockholders of ePlus inc., a Delaware corporation, will be held on September 20, 2000, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191, at 10:30 a.m. local time for the purposes stated below:

1. To elect two Class I directors, each to serve a term of three years and until their successors have been duly elected and shall qualify.

2. To approve and adopt an amendment to the ePlus inc. Certificate of Incorporation to increase the number of shares of our authorized stock from 27 million shares (consisting of 25 million shares of common stock, par value $0.01, and 2 million preferred shares) to 52 million shares (consisting of 50 million shares of common stock, par value $0.01, and 2 million preferred shares).

3. To ratify the appointment of Deloitte & Touche LLP as our independent auditors for our fiscal year ending March 31, 2001.

4. To transact such other business as may properly come before the annual meeting.

Under the provisions of our Bylaws, and in accordance with Delaware law, the board of directors has fixed the close of business on July 28, 2000, as the record date for stockholders entitled to notice of and to vote at the annual meeting,

Whether or not you expect to be present at the meeting, please date and sign the enclosed from of proxy and mail it promptly in the enclosed envelope to First Union National Bank, 1525 W.T. Harris Blvd., 3C3, Charlotte, NC 28288-1113.

                                                 ePlus inc.

                                                 /s/Kleyton L. Parkhurst
August 24, 2000                                  Kleyton L. Parkhurst, Secretary




                                   ePlus inc.

                                 PROXY STATEMENT

                                Table of Contents

INFORMATION ABOUT ePlus INC..............................................................................1
INFORMATION ABOUT THE ANNUAL MEETING.....................................................................1
INFORMATION ABOUT THE PROXY STATEMENT....................................................................1
INFORMATION ABOUT VOTING.................................................................................2
QUORUM REQUIREMENTS......................................................................................2
VOTING REQUIREMENTS .....................................................................................3
   Proposal 1............................................................................................3
   Proposal 2............................................................................................3
   Proposal 3............................................................................................3
   Effect of Abstentions and Broker Non-votes............................................................3
DISSENTER'S RIGHTS OF APPRAISAL..........................................................................3
VOTING SECURITIES, PRINCIPAL HOLDERS THEREOF, AND MANAGEMENT ............................................3
DIRECTORS AND EXECUTIVE OFFICERS.........................................................................6
   Section 16(a) Beneficial Ownership Reporting Compliance...............................................8
   The Board of Directors................................................................................9
   Director Compensation................................................................................10
   Committees of the Board of Directors.................................................................10
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS........................................................11
   Summary Compensation Table...........................................................................11
   Option Grants in Last Fiscal Year....................................................................11
   Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values............12
   Report Of The Compensation Committee.................................................................13
   Employment Contracts and Termination of Employment and Change in Control Arrangements................13
   Compensation Committee Interlocks and Insider Participation..........................................15
PERFORMANCE GRAPH.......................................................................................15
CERTAIN TRANSACTIONS....................................................................................16
   Saga Systems, Inc. ..................................................................................17
   TC Plus LLC..........................................................................................16
   Advances and Loans to Employees and Stockholders.....................................................17
   Reimbursement of Certain Expenses....................................................................17
   Sale of Equity Investment............................................................................17
   Indemnification Agreements...........................................................................17
   Future Transactions..................................................................................18
PROPOSAL 1..............................................................................................18
PROPOSAL 2..............................................................................................19
PROPOSAL 3..............................................................................................21
OTHER PROPOSED ACTION...................................................................................21
STOCKHOLDER PROPOSALS AND SUBMISSIONS...................................................................21
PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION.................................................A-1

                          INFORMATION ABOUT ePLUS INC.

         ePlus inc. provides an Internet-based, business-to-business supply chain management solutions for information technology and other operating resources. On November 2, 1999, we introduced our remotely-hosted electronic commerce solution, ePlusSuite, which combines Internet-based tools with dedicated customer service to provide a comprehensive outsourcing solution for the automated procurement, management, financing and disposition of operating resources. The address of our principal executive office is 400 Herndon Parkway, Herndon, Virginia 20170 and our telephone number at that address is (703) 834-5710. Our Website is located at www.ePlus.com.

                      INFORMATION ABOUT THE ANNUAL MEETING

         Our annual meeting will be held on September 20, 2000 at 10:30 A.M. local time, at the Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191.

The annual meeting has been called to consider and take action on the following proposals:

(1) to elect two Class I directors, each to serve a term of three years until his successor has been duly elected and shall qualify,

(2) to approve and adopt an amendment to the ePlus inc. Certificate of Incorporation to increase the number of shares of our authorized stock from 27 million shares (consisting of 25 million shares of common stock, par value $0.01, and 2 million preferred shares) to 52 million shares (consisting of 50 million shares of common stock, par value $0.01, and 2 million preferred shares),

(3) to ratify the appointment of Deloitte & Touche LLP as our independent auditors for the our fiscal year ending March 31, 2001, and

(4)  to transact such other business as may properly come before the meeting.

     Our board of directors has unanimously approved each of the proposals and recommends that you vote in favor of each of the proposals. All of the holders of record of our common stock of ePlus at the close of business on July 28, 2000, the record date, will be entitled to vote at the annual meeting.

                      INFORMATION ABOUT THE PROXY STATEMENT

         We sent you this proxy statement because ePlus' board of directors is soliciting your proxy to vote at the annual meeting. If you own ePlus common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of these proxy materials. To assist us in saving money and to provide you with better shareholder services, we encourage you to have all of your accounts registered in the same name and address. You may do this by contacting our transfer agent, First Union National Bank at (800) 829-8432. This proxy statement contains information that we are required to provide to you under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares. On August 18, 2000, we began mailing these proxy materials to all shareholders of record at the close of business on July 28, 2000.

                            INFORMATION ABOUT VOTING

         Shareholders can vote in person at the annual meeting or by proxy. To vote by proxy, please mail the enclosed proxy card in the enclosed envelope. Please sign and date your proxy card before mailing.

         Each share of ePlus common stock is entitled to one vote on all matters presented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to attend the annual meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker's proxy card and bring it annual meeting in order to vote. If you vote by proxy, the individuals named on the card (your proxy holders) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or if authority to vote is withheld as to the nominees for director and whether your shares should be voted for or against each of the other proposals. If you sign and return the card without indicating your instructions, your shares will be voted for:

-        The election of both the Class I nominees for director; and

- The approval of the proposal to amend the ePlus Certificate of Incorporation to increase the number of shares of our authorized stock from 27 million shares (consisting of 25 million shares of common stock, par value $0.01, and 2 million preferred shares) to 52 million shares (consisting of 50 million shares of common stock, par value $0.01, and 2 million preferred shares),

- The ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2001.

         You may revoke or change your proxy at any time before it is voted by sending a written notice of your revocation to ePlus' Corporate Secretary, Kleyton L. Parkhurst.

                               QUORUM REQUIREMENTS

         As of July 28, 2000, the record date for this solicitation of proxies, there were 9,671,589 shares of common stock outstanding. The holders of record of a majority of the shares of common stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting or any adjournment thereof. If a quorum should not be present, the annual meeting may be adjourned until a quorum is obtained.

                               VOTING REQUIREMENTS

Proposal 1

         To be elected as a Class I Director, a nominee must be one of the two persons receiving the greatest number of affirmative votes cast at the meeting for Class I Directors.

Proposal 2

         To be approved, Proposal 2 requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on the proposal.

Proposal 3

         To be approved, Proposal 3 requires the affirmative vote of the holders of at least a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal.

Effect of Abstentions and Broker Non-votes

         Abstentions and broker non-votes will be counted only for the purpose of determining the existence of a quorum, but will not be counted as an affirmative vote for the purposes of determining whether a proposal has been approved. Therefore, an abstention or a broker non-vote will not have any effect on the votes for Proposals 1 and 3, but will have the effect as a vote against Proposal 2.

         All Proxies received will be voted in accordance with the choices specified on such proxies. Proxies will be voted in favor of a proposal if no contrary specification is made. All valid proxies obtained will be voted at the discretion of the board of directors with respect to any other business that may come before the annual meeting.

         We may solicit proxies by use of the mails, and may also be made in person or by telephone, e-mail or other electronic communications. We will bear the cost of soliciting proxies in the accompanying form. We may reimburse brokerage firms and others for their expenses in forwarding proxy materials to the beneficial owners and soliciting them to execute the proxies.

                         DISSENTERS' RIGHTS OF APPRAISAL

         The board of directors does not propose any action for which the laws of the state of Delaware, or the Certificate of Incorporation, Bylaws or corporate resolutions of ePlus provide a right of a stockholder to dissent and obtain payment for shares.

                      VOTING SECURITIES, PRINCIPAL HOLDERS
                             THEREOF, AND MANAGEMENT

         The following table sets forth certain information as of the Record Date with respect to: (1) each executive officer, Director and the Director nominees; (2) all executive officers and Directors of ePlus as a group; and (3) all persons known by the ePlus to be the beneficial owners of five percent or more of our common stock.


                                                                                NUMBER OF
                                                                                 SHARES           % OF
                                                                              BENEFICIALLY     UTSTANDING
         NAME OF BENEFICIAL OWNER(1)(2)                                          OWNED           SHARES
         ------------------------------                                       ------------     ----------
Phillip G. Norton(3)                                                             2,370,000       24.5%
Bruce M. and Elizabeth D. Bowen(4)                                                 857,500        8.9%
Steven J. Mencarini(5)                                                              44,040        *
Kleyton L. Parkhurst(6)                                                            193,000        2.0%
C. Thomas Faulders, III(7)                                                          13,507        *
Terrence O'Donnell(8)                                                               30,000        *
Carl J. Rickertsen(9)(10)                                                        1,661,067       17.2%
Dr. Paul G. Stern(9)                                                             1,641,067       17.0%
All directors and named executive officers as a group (8 Individuals)            5,169,114       53.4%
TC Plus, LLC(9)                                                                  1,641,067       17.0%
Eric D. Hovde(11)                                                                  501,424        5.2%
-------------------------------------------------------------------------------------------------------------------
* less than 1%

(1) The business  address of TC Plus,  LLC is 1455  Pennsylvania  Avenue,  N.W.,
Suite 350,  Washington,  D.C. 20004.  The business  address of Mr. Hovde is 1826
Jefferson Place, N.W., Washington, D.C. 20036.

(2) Unless otherwise indicated and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned by such stockholder. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming options or warrants that are held by such person (but not by any other person) and that are exercisable within 60 days from the date of this prospectus have been exercised. The ownership amounts reported for persons who we know own 5% or more of our common stock are based on the Schedules 13D and 13G filed with the SEC by such persons, unless we have reason to believe that the information contained in those filings is not complete or accurate.

(3) Includes 2,040,000 shares held by J.A.P. Investment Group, L.P., a Virginia limited partnership, of which J.A.P., Inc., a Virginia corporation, is the sole general partner. The limited partners are: Patricia A. Norton, trustee for the benefit of Phillip G. Norton, Jr., u/a dated as of July 20, 1983; Patricia A.
Norton, the spouse of Mr. Norton, trustee for the benefit of Andrew L. Norton, u/a dated as of July 20, 1983; Patricia A. Norton, trustee for the benefit of Jeremiah O. Norton, u/a dated as of July 20, 1983; and Patricia A. Norton.
Patricia A. Norton is the sole stockholder of J.A.P., Inc., and Mr. Norton is the sole director and President of J.A.P., Inc. Mr. Norton and J.A.P. Investment
Group, L.P. are parties to a stockholders  agreement with TC Plus, LLC, Bruce M.
Bowen, and Kevin M. Norton and Patrick J. Norton who Mr. Norton's brothers. Also includes 330,000 shares of common stock that Mr. Norton has rights to acquire pursuant to vested options and are immediately exercisable. See "Certain
Transactions--TC Plus LLC."

(4) Includes 560,000 shares held by Mr. and Mrs. Bowen, as tenants by the entirety, and includes 160,000 shares held by Bowen Holdings L.C., a Virginia limited liability company, composed of Mr. Bowen and three minor children of whom Mr. Bowen is legal guardian and for which shares Mr. Bowen serves as manager. Also includes 137,500 shares of common stock that Mr. Bowen has rights to acquire pursuant to vested options and are immediately exercisable and excludes 7,500 options to acquire shares of common stock which are not vested and not immediately exercisable. Mr. Bowen is party to a stockholders agreement with TC Plus, LLC, Phillip G. Norton, Kevin M. Norton and Patrick J. Norton. See
"Certain Transactions--TC Plus LLC."

(5) Includes 44,040 shares of common stock issuable to Mr. Mencarini under currently exercisable options and excludes 46,660 options to acquire shares of common stock which are not vested and not immediately exercisable.


                                      -4-

(6) Includes 13,000 shares held by Kleyton L. Parkhurst; 30,000 shares held by three minor children of Kleyton L. Parkhurst, all of which shares are voted by Kleyton L. Parkhurst, Custodian, under the Virginia Uniform Gift to Minors Act;
and 150,000 shares of common stock issuable to Mr. Parkhurst under currently exercisable options and excludes 60,000 options to acquire shares of common stock which are not vested and not immediately exercisable.

(7) Includes 13,507 shares of common stock issuable to Mr. Faulders under currently exercisable options.

(8) Includes 30,000 shares of common stock issuable to Mr. O'Donnell under currently exercisable options.

(9) Includes  1,641,067 shares of our common stock owned by TC Plus, LLC. Thayer
Equity  Investors  III, L.P. is the managing  member of TC Plus,  LLC. TC Equity
Partners, L.L.C. is the sole general partner of Thayer Equity Investors III, L.P., and has sole voting and investment power with respect to the shares of our common stock held by TC Plus, LLC. Messrs. Frederic V. Malek and Carl J.
Rickertsen and Dr. Paul G. Stern are members of TC Equity Partners, L.L.C. and share power to vote and dispose of shares of our common stock, except for the 20,000 shares of our common stock underlying the options over which Mr.
Rickertsen has sole voting and dispositive power. TC Plus, LLC is party to a stockholders agreement with Phillip G. Norton, J.A.P. Investment Group, L.P.,
Bruce M. Bowen, Kevin M. Norton and Patrick J. Norton which, among other things, grants TC Plus, LLC authority to effectively appoint two members of our board of directors. Both Mr. Rickertsen and Dr. Stern are directors of ePlus and serve pursuant to appointment by TC Plus, LLC under the terms of the stockholders agreement. See "Certain Transactions--TC Plus LLC."

(10) Includes 20,000 shares of common stock issuable to Mr. Rickertsen under currently exercisable options.

(11) Includes  402,600 shares  beneficially  owned as a managing member of Hovde
Capital,  L.L.C;  19,000  shares  beneficially  owned as a trustee for the Hovde
Financial, Inc. Profit Sharing Plan and Trust; 30,000 shares beneficially owned as managing member of Hovde Acquisition, L.L.C.; 17,000 shares beneficially owned as a trustee for The Eric D. Hovde Foundation; and 32,824 shares held directly by Eric D. Hovde.


                                      -5-




                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the name, age and position with ePlus of each person who is an executive officer, director or significant employee.

NAME                                 AGE                POSITION                        CLASS

Phillip G. Norton.....................56            Chairman of the Board,               III
                                                    President and Chief
                                                    Executive Officer

Bruce M. Bowen........................48            Director and Executive Vice          III
                                                    President

Steven J. Mencarini...................45            Senior Vice President and
                                                    Chief Financial Officer

Kleyton L. Parkhurst..................37            Senior Vice President,
                                                    Secretary, and Treasurer

Terrence O'Donnell....................56            Director                              II

Carl J. Rickertsen....................40            Director                              II

C. Thomas Faulders, III...............50            Director                               I

Dr. Paul G. Stern.....................61            Director                               I


The name and business experience during the past five years of each director, executive officer and key employee of ePlus are described below.

Phillip G. Norton joined ePlus in March 1993 and has served since then as its Chairman of the Board and Chief Executive Officer. Since September 1, 1996, Mr. Norton has served as President of ePlus. From October 1990 through March 1993, Mr. Norton was an investor and devoted the majority of his time to managing his personal investments. From October 1992 to March, 1993, Mr. Norton served as a consultant to ePlus and engaged in private investment activity. Prior to 1990, Mr. Norton was President and Chief Executive officer of PacifiCorp Capital, Inc. (formerly Systems Leasing Corporation), a wholly owned indirect subsidiary of PacifiCorp, Inc., an information technology leasing company and an SEC reporting entity. Mr. Norton started his leasing career as the National Sales Manager at Federal Leasing, Inc. Mr. Norton is a 1966 graduate of the U.S. Naval Academy. Phillip G. Norton and Kevin M. Norton are brothers.

Bruce M. Bowen founded ePlus in 1990 and served as its President until September 1, 1996. Since September 1, 1996, Mr. Bowen has served as a director and

Executive Vice President of ePlus, and from September 1, 1996 to June 18, 1997, he served as Chief Financial Officer. Mr. Bowen has been a director of ePlus since it was formed. Prior to founding ePlus, from 1986 through 1990, Mr. Bowen was Senior Vice President of PacifiCorp Capital, Inc. Prior to his tenure at PacifiCorp Capital Inc., Mr. Bowen was with Systems Leasing Corporation and Federal Leasing, Inc., where his leasing career started in 1975. Mr. Bowen is a past President of the Association of Government Leasing and Finance and currently serves as Vice-Chairman for the State and Local Public Enterprise Committee of the Information Technology Association of America. Mr. Bowen is a 1973 graduate of the University of Maryland and in 1978 received a Masters of Business Administration from the University of Maryland.

Steven J. Mencarini joined ePlus in June of 1997 as Senior Vice President and Chief Financial Officer. Prior to joining ePlus, Mr. Mencarini was Controller of the Technology Management Group of Computer Sciences Corporation, a New York Stock Exchange company and one of the nation's three largest information technology outsourcing organizations. Mr. Mencarini joined CSC in 1991 as Director of Finance and was promoted to Controller in 1996. Prior to working at CSC, Mr. Mencarini was the Vice President-Finance of PacifiCorp Capital from 1981 to 1991, and was Senior Auditor of Deloitte Haskins & Sells from 1979 to 1981. Mr. Mencarini is a 1976 graduate of the University of Maryland and has a Masters of Taxation from American University.

Terrence O'Donnell joined ePlus' board of directors upon the completion of ePlus' Initial Public Offering. Mr. O'Donnell is a partner with the law firm of Williams & Connolly in Washington, D.C. and Executive Vice President and General Counsel of Textron, Inc. Mr. O'Donnell has practiced law with Williams &
Connolly since 1977, with the exception of the period from 1989 through 1992 when he served as general counsel to the U.S. Department of Defense. Prior to commencing his law practice, Mr. O'Donnell served as Special Assistant to President Ford from 1974 through 1976 and as Deputy Special Assistant to President Nixon from 1972 through 1974. Mr. O'Donnell presently also serves as a director of IGI, Inc., a Nasdaq National Market Company (Nasdaq: "IG"). IGI produces and markets animal health products such as poultry vaccines, veterinary pharmaceuticals, nutritional supplements and grooming aids. IGI also produces and markets consumer cosmetics and skin care products. Mr. O'Donnell is a 1966 graduate of the U.S. Air Force Academy, and in 1971, received a Juris Doctor from Georgetown University Law Center.

Carl J. Rickertsen joined ePlus' board of directors upon the completion of ePlus' Initial Public Offering. Mr. Rickertsen is a partner in Thayer Capital Partners, a $364 million institutional private equity fund based in Washington, D.C. Mr. Rickertsen has been with Thayer Capital Partners since September 1994. Prior to his tenure at Thayer Capital Partners, Mr. Rickertsen acted as a private financial consultant from 1993 through 1994 and was a partner of Hancock Park Associates, a private equity investment firm, from 1989 through 1993. Prior to that, Mr. Rickertsen was associated with Brentwood Associates from 1987 through 1989 and was a Financial Analyst with Morgan Stanley & Co., Incorporated from 1983 through 1985. Mr. Rickertsen is a director of SAGA Software, Inc. Mr. Rickertsen is a 1983 graduate of Stanford University and, in 1987, received a Masters of Business Administration from Harvard Graduate School of Business Administration.

C. Thomas Faulders, III joined the board of directors on July 14, 1998. Mr. Faulders is the Chairman, President and Chief Executive Officer of LCC International, Inc. (Nasdaq: "LCCI") and is Chairman of Telesciences, Inc.

(Nasdaq: "TLSI"), formerly Axiom Inc. (Nasdaq: "AXIM") a provider of real-time billing data collection and processing, fraud management and traffic management systems. Mr. Faulders was most recently Executive Vice President, Treasurer and Chief Financial Officer of BDM International, Inc., a prominent systems integration company which is a wholly owned subsidiary of TRW, Inc. Prior to BDM, Mr. Faulders was Vice President and Chief Financial Officer of Comsat Corporation; Senior Vice President, Business Marketing and Vice President, and Vice President and Treasurer of MCI Communications Corporation; and Treasurer of Satellite Business Systems. Mr. Faulders was in the U.S. Navy from 1971 to 1979. He is a 1971 graduate of the University of Virginia and has an MBA from the Wharton School of the University of Pennsylvania, Class of 1981. Mr. Faulders is on the board of directors of Intersolv, Inc., a software development company (Nasdaq: "ISLI"), Universal Technology and Systems, Inc., a private company, and the Ronald Reagan Institute for Emergency Medicine at George Washington University Hospital, the Northside Hospital Advisory Board in Atlanta, and the Leukemia Society of America. Mr. Faulders has been nominated for re-election as a Class I Director at the 2000 annual meeting.

Dr. Paul G. Stern is a Partner and Co-founder of Thayer Capital Partners, L.L.P. and Arlington Capital Partners, L.L.P. Dr. Stern has been a director of ePlus since October, 1998. Dr. Stern is a director of Aegis Communications, Inc., Whirlpool Corporation, The Dow Chemical Company and SAGA Software, Inc. Dr. Stern was a Special Limited Partner at Forstmann Little & Co. from 1993 to 1995, Vice Chairman and CEO from 1989 to 1990, Chairman and CEO from 1990 to 1993, and Chairman of the Board from 1990 to1993. He was President of Unisys Corporation (formerly Burroughs Corporation) form 1982 to 1987. He is a board member of the Lauder Institute and the University of Pennsylvania's School of Engineering and Applied Science and the Wharton School. Dr. Stern is a member of the Board of Trustees, Library of Congress, and the Treasurer of the John F. Kennedy Center for the Performing Arts in Washington, D.C. Dr. Stern has been nominated for re-election as a Class I Director at the 2000 annual meeting.

Kleyton L. Parkhurst joined ePlus in 1991 as Director of Finance. Since September 1, 1996, he has served as Secretary and Treasurer of ePlus, and since July, 1998, as Senior Vice President of Corporate Development. Mr. Parkhurst is responsible for all of ePlus' financing activities, mergers and acquisitions, investor relations, and he manages ePlus' bank facilities. Mr. Parkhurst has syndication expertise in commercial nonrecourse debt, federal government leases, state and local taxable and tax-exempt leases, and computer lease equity placements. From 1988 through 1991, Mr. Parkhurst was an Assistant Vice President of PacifiCorp Capital, Inc. Mr. Parkhurst is a 1985 graduate of Middlebury College.

         Each officer of ePlus is chosen by the board of directors and holds his or her office until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall resign or be removed as provided by the Bylaws.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires ePlus' officers and directors, and persons who own more than ten percent of a registered class of ePlus' equity securities, to file reports of ownership and changes in ownership of equity securities of ePlus with the SEC and NASDAQ National Market. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulation to furnish ePlus with copies of all Section 16(a) forms that they file.

         Based solely upon a review of Forms 3, Forms 4 and Forms 5 furnished to ePlus pursuant to Rule 16a-3 under the Exchange Act, ePlus believes that all such forms required to be filed pursuant to Section 16(a) of the Exchange Act were timely filed, as necessary, by the officers, directors and security holders required to file.

The Board of Directors

         ePlus' Bylaws as amended provide that the number of Directors of ePlus shall be six, until this number is amended by a resolution duly adopted by the board of directors or the Stockholders (subject to certain provisions of the Bylaws relating to the entitlement of holders of preferred stock to elect directors). Our board of directors is divided into three classes: Class I, comprised of two Directors; Class II, comprised of two Directors; and Class III, comprised of two Directors. Subject to the provisions of the Bylaws, at each annual meeting of Stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of Stockholders. Each Director shall hold office until his or her successor shall have been duly elected and shall qualify or until he or she shall resign or shall have been removed in the manner provided in the Bylaws.

         The members of the three classes of directors are as follows: Class I-C. Thomas Faulders III and Dr. Paul G. Stern, Class II--Terrence O'Donnell and Carl J. Rickertsen, and Class III-- Phillip G. Norton and Bruce M. Bowen. The Class I Directors will stand for re-election at the annual meeting of stockholders in 2000; Class II Directors are expected to stand for re-election at the annual meeting of stockholders in 2001, and Class III Directors are expected to stand for re-election at the annual meeting of stockholders in 2002. Each member of the board of directors then elected will serve for a term of three years or until a successor has been elected and qualified. The classification of the board of directors, with staggered terms of office, was implemented for the purpose of maintaining continuity of management and of the board of directors. Directors Stern and Rickertsen serve at the direction of TC Plus LLC, a major investor of ours. See "Certain Transactions--T.C. Plus LLC."

         The board of  directors  met four times  during  the fiscal  year ended
March 31, 2000. The Compensation Committee held one meeting and the Audit Committee held two meetings during the fiscal year ended March 31, 2000. No incumbent Director attended fewer than 75% of the total number of meetings held by the board of directors and the meetings of any committee on which the director served.

         There are no material proceedings to which any Director, officer or affiliate of ePlus, any owner of record or beneficially of more than five percent of any class of voting securities of ePlus, or any associate of any such Director, officer, affiliate of ePlus or security holder is a party adverse to ePlus or any of its subsidiaries or has a material interest adverse to ePlus or any of its subsidiaries.

Director Compensation

         Directors who are also employees of ePlus do not currently receive any compensation for service as members of the board of directors. Each outside who is not affiliated with TC Plus LLC receives an annual grant of 10,000 stock options, and $500 for each special committee meeting. All directors will be reimbursed for their out-of-pocket expenses incurred to attend board or committee meetings.

Committees of the Board of Directors

Audit Committee.

         The audit committee of the board of directors (the "Audit Committee") is responsible for making recommendations to the board concerning the engagement of independent public accountants, monitoring and reviewing the quality and activities of ePlus' internal and external audit functions and monitoring the adequacy of ePlus' operating and internal controls as reported by management and the external or internal auditors. The members of the Audit Committee are C. Thomas Faulders III, Terrence O'Donnell and Carl J. Rickertsen. During the fiscal year, two meetings of the audit committee were held.

Compensation Committee.

The  compensation  committee  of  the  board  of  directors  (the  "Compensation
Committee") is responsible for reviewing the salaries, benefits and other compensation, including stock based compensation, of Mr. Norton and Mr. Bowen and making recommendations to the board of directors based on its review. The members of the Compensation Committee are Terrence O'Donnell, C. Thomas Faulders III and Carl J. Rickertsen. Mr. Norton and Mr. Bowen, as directors, will not vote on any matters affecting their personal compensation. Mr. Bowen and Mr. Norton will be responsible for reviewing and establishing salaries, benefits and other compensation, excluding stock based compensation, for all other employees. During the fiscal year, one meeting of the Compensation Committee was held.

Stock Incentive Committee

         The stock incentive committee of the board of directors (the "Stock Incentive Committee") is authorized to award stock, and various stock options and rights and other stock based compensation grants under ePlus' Master Stock Incentive Plan and its component plans, which include the Amended and Restated Incentive Stock Option Plan, the Amended and Restated Outside Director Stock Option Plan, the Amended and Restated Nonqualified Stock Option Plan, and the Employee Stock Purchase Plan. The members of the Stock Incentive Committee presently are Mr. Bowen, Mr. Rickertsen, and Mr. Norton. Except for formula plan grants to the outside directors under the Amended and Restated Outside Director Stock Option Plan and grants that are approved by a majority of the disinterested members of the board of directors, no member of the Stock Incentive Committee or the Compensation Committee is eligible to receive grants under the Stock Incentive Plan or the Long Term Compensation Plan. During the fiscal year, one meetings of the Stock Incentive Committee was held.

Nominating Committee.

     Pursuant to the terms of the amended and restated stockholders agreement with TC Plus, LLC, Carl J. Rickertsen and Bruce M. Bowen act as a nominating committee to nominate two persons to serve as directors who are not our employees. See "Certain Transactions--TC Plus LLC." The nominating committee will consider nominations by stockholders made in writing to the Chairman of the Board of ePlus.During the fiscal year, one meeting of the nominating committee was held.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary Compensation Table

         The following table provides certain summary information concerning the compensation earned, for services rendered in all capacities to ePlus, by ePlus' Chief Executive Officer and certain other executive officers (together with the Chief Executive Officer, the "Named Executive Officers") of ePlus for the fiscal years ended March 31, 1998, 1999, and 2000. Certain columns have been omitted from this summary compensation table as they are not applicable.


                                  ANNUAL COMPENSATION
                                  -------------------
                                                                          Long Term
                                                                         Compensation
                                                             Bonus/         Awards         All Other
Name and Principal Position            Year    Salary      Commission    Options/SARs    Compensation
---------------------------            ----   --------      --------      ----------     ------------

Phillip G. Norton                      2000    233,333(2)   $132,000       175,000         1,500(1)
   Chairman, Chief Executive           1999    200,000          --                         1,500(1)
   Officer and President               1998    200,000          -                            348(1)

Bruce M. Bowen                         2000    191,667(2)    100,000       115,000         1,500(1)
   Director, Executive Vice President  1999    150,000             0                       1,500(1)
                                       1998    150,000        10,000                       1,500(1)

Kleyton L. Parkhurst                   2000    140,000(2)     60,000        20,000         1,500(1)
   Senior Vice President               1999    120,000        65,000                       1,500(1)
   Secretary and Treasurer             1998    120,000        20,000                       1,500(1)

Steven J. Mencarini                    2000    150,000        25,000        20,000         1,500(1)
   Chief Financial Officer, Senior     1999    137,500(3)     20,000                         775(1)
    Vice President                     1998     97,596            --                          --

----------------------------

(1)  Employer 401(k) plan match.

(2) Difference in salary represents a salary increase effective 8/01/99 to the amount of $250,000 per year for Phillip Norton, a salary increase effective
8/01/99 to $225,000 per year for Bruce Bowen,  and a salary  increase  effective
8/01/99 to $150,000 per year for Kleyton Parkhurst

(3) Difference in salary represents a salary increase effective 10/01/98 to $150,000 per year.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to options granted during the last fiscal year to the Named Executive Officers in the above Summary Compensation Table.


                                            Percent of
                             Number of         Total
                            Securities      Options/SARS                                 Potential Realizable Value at
                            Underlying       Granted to     Exercise or                 Assumed Annual Rates of Stock
                           Options/SARS     Employees in    Base Price   Expiration     Price Appreciation for Option
          Name              Granted (#)    Fiscal Year(3)     ($/Sh)        Date                 Term (4)
          ----              -----------    -------------    ----------   ----------              --------
                                                                                             5% ($)         10% ($)
                                                                                             ------         -------

Phillip G. Norton           175,000(1)(2)           30.36%    $7.75      08/11/2009        $852,938      $2,161,513
Bruce M. Bowen              115,000(1)(2)           19.95%    $7.75      08/11/2009         560,502       1,420,423
Kleyton L. Parkhurst         20,000(1)(2)            3.47%    $7.75      08/11/2009          97,479         247,030
Steven J. Mencarini          20,000(1)(2)            3.47%    $7.75      08/11/2009          97,479         247,030

------------------------------

(1)  The options were granted to Mr. Norton,  Mr. Bowen,  Mr.  Parkhurst and Mr.
     Mencarini on August 11, 1999 under the Long-Term Incentive Plan.

(2)  Options become  exercisable on their one year anniversary date.

(3) Based on an aggregate of 576,400 shares granted during fiscal year 2000 to certain employees of ePlus.

(4) Potential realizable value is calculated based on an assumption that the price of ePlus' common stock will appreciate at the assumed annual rates shown (5% and 10%), compounded annually, from the date of grant of the option until the end of the option term (10 years). The 5% and 10% assumed rates of appreciation are required by the rules of the SEC and do not represent ePlus' estimate of future market prices of the common stock.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-end Option/SAR Values

         The following table sets forth certain information with respect to options exercised during ePlus' fiscal year ended March 31, 2000 by the Named Executive Officers in the Summary Compensation Table, and with respect to unexercised options held by such persons at the end of fiscal year 2000.

                             Shares
                             Acquired                  Number of Securities       Value of Unexercised in the
                               On         Value      Underlying Unexercised         Money Options/SARs at
     Name                   Exercise    Realized   Options/SARS at FY-End (#)           FY-End ($)(1)
     ----                   --------    --------   --------------------------           -------------
                                                   Exercisable  Unexercisable     Exercisable   Unexercisable
                                                   -----------  -------------     -----------   -------------

     Philip G. Norton            ---        ---       142,500      187,500        $3,424,687    $4,696,562
     Bruce M. Bowen              ---        ---        22,500      122,500           527,812     3,080,312
     Kleyton L. Parkhurst        ---        ---       115,000       65,000         3,024,375     1,590,625
     Steven J. Mencarini         ---        ---       19,780        60,920           430,752     1,440,660


(1) Based on a closing bid price of $33.125 per share as of the close of business on March 31, 2000.

Report Of The Compensation Committee

     The Compensation Committee is composed of four directors who are not employees of ePlus or any of its subsidiaries. The Committee makes recommendations to the board of directors as the amount and form of compensation for Mr. Norton and Mr. Bowen and is responsible for granting stock options and restricted stock to Mr. Norton and Mr. Bowen.

     The compensation programs of ePlus are designed to align compensation with business objectives and performance, and to enable ePlus to attract, retain and reward executives who contribute to the long-term success of ePlus. The Committee believes that executive pay should be linked to performance. Therefore, ePlus provides an executive compensation program which includes base pay, potential cash bonus, and long-term incentive opportunities through the use of stock options.

     The role of the Compensation Committee is limited to the review of the compensation, excluding stock-based compensation for Mr. Norton and Mr. Bowen, who are principal shareholders of ePlus. During the fiscal year ending March 31, 2000, the Compensation Committee raised Mr. Norton's base salary from $200,000 per year to $250,000 per year and the grant of 175,000 options, and raised Mr. Bowen's base salary from $150,000 per year to $225,000 per year and the grant of 115,000 options.

     Section 162(m) of the Internal Revenue Code imposes a limit, with certain exceptions, on the amount that a publicly-held corporation may deduct in any year for the compensation paid with respect to its five most highly compensated executive officers. While the Committee cannot predict with certainty how ePlus' compensation tax deduction might be affected, the Committee tries to preserve the tax deductibility of all executive compensation while maintaining flexibility with respect to ePlus' compensation programs as described in this report.

                                                   BY THE COMPENSATION COMMITTEE

                                                        Terrence O'Donnell
                                                        C. Thomas Faulders, III
                                                        Carl J. Rickertsen
                                                        Dr. Paul G. Stern

Employment Contracts and Termination of Employment and Change in Control Arrangements

     The Company has entered into employment agreements with Phillip G. Norton, Bruce M. Bowen, and Kleyton L. Parkhurst, each effective as of September 1, 1996, and with Steven J. Mencarini effective as of June 18, 1997. Each employment agreement provides for an initial term of three years, and is subject to an automatic one-year renewal at the expiration thereof unless ePlus or the employee provides notice of an intention not to renew at least three months prior to expiration.

     The current annual base salary ($250,000 in the case of Phillip G. Norton; $225,000 in the case of Bruce M. Bowen; $150,000 in the case of Kleyton L. Parkhurst and $175,000 in the case of Steven J. Mencarini) are in effect and each employee may be eligible for commissions or performance bonuses. The performance bonus for Phillip G. Norton for each fiscal year is equal to 5% of the increase in the Company's net income before taxes over net income before taxes for the preceding fiscal year, not to exceed $150,000 for any fiscal year. The performance bonus for Bruce M. Bowen for each fiscal year is equal to 5% of the increase in ePlus' net income before taxes over net income before one-time charges before taxes for the preceding fiscal year, not to exceed $100,000 for any fiscal year. The performance bonus for Kleyton L. Parkhurst and Steven J. Mencarini are paid based upon performance criteria established by Phillip G. Norton and Bruce M. Bowen.

     Under the employment agreements, each receives certain other benefits including medical, insurance, death and long term disability benefits, 401(k), and reimbursement of employment related expenses. Mr. Bowen's country club dues are paid by ePlus. The employment agreements of Messrs. Norton, Bowen and Mencarini contain a covenant not to compete on the part of each, whereby in the event of a voluntary termination of employment, upon expiration of the term of the agreement or upon the termination of employment by ePlus for cause, each are subject to restrictions upon acquiring, consulting with or otherwise engaging in or assisting in the providing of capital needs for competing business activities or entities within the United States for a period of one year after the date of such termination or expiration of the term of the employment agreement.

     Under his original employment agreement, Phillip G. Norton was granted options to acquire 130,000 shares of common stock at a price per share equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will be exercisable and vest in 25% increments over three years on November 20, 1997, November 27, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions. Mr. Norton was also granted 25% incentive stock options in February, 1998 at $12.65 per share and 175,000 options at $7.75 per share in August, 1999. ePlus had paid a $120,000 annual guarantee fee payable in $10,000 monthly payments to Patricia A. Norton, wife of Phillip G. Norton, in consideration of providing certain guarantees and collateral for the NationsBank and First Union Facilities. This fee was terminated when the secured credit facilities were terminated and the guarantee released.

     Under his original employment agreement, Bruce M. Bowen was granted options to acquire 15,000 shares of common stock at a price equal to $8.75 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will be exercisable and vest in 25% increments over three years on November 20, 1997, November 27, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions. Mr. Bowen was also granted 15,000 options in February, 1998 at $11.50 per share and 115,00 options in August, 1999 at $7.75 per share.

     Under his original employment agreement, Kleyton L. Parkhurst was granted options to acquire 100,000 shares of common stock at a price per share equal to $6.40 per share. These options have a ten year term, and became exercisable and vested 25% on November 20, 1996, and the balance will become exercisable and vest in 25% increments over three years on November 20, 1997, November 20, 1998, and November 20, 1999, respectively, subject to acceleration upon certain conditions. Mr. Parkhurst was also granted 10,000 options at $11.50 per share in February, 1998 and 50,000 options in September, 1998 at an $8.75 per share, and 20,000 options in August, 1999 at $7.75 per share, and 30,000 options in May, 2000 at $18.75 per share.

     In connection with his original employment, Steven J. Mencarini was granted incentive stock options to acquire 16,200 shares of common stock at a price equal to $12.75 per share. These options have a ten year term, and will be exercisable and vest 20% at the end of each year of service over five years, and are subject to acceleration upon certain conditions. Mr. Mencarini was also granted 5,100 options in September 1997 at $13.75 per share, 9,400 options in December 1997 at $12.35 per share, 5,000 options in February 1998 at $11.50 per share and 25,000 options in October 1998 at $8.00 per share, and 10,000 options in May, 2000 at $18.75 per share.

     ePlus maintains key-man life insurance on Mr. Norton in the amount of $10 million. ePlus maintains key-man life insurance on Mr. Norton in the form of two separate policies, one with the First Colony Life Insurance Company and the second with CNA/Valley Forge, each in the amount of $5 million.

Compensation Committee Interlocks and Insider Participation

     For the year ended March 31, 2000, all decisions regarding executive compensation were made by the Compensation Committee when applicable or by Mr. Norton as President. None of the executive officers of ePlus currently serves on the Compensation Committee of another entity or any other committee of the board of directors of another entity performing similar functions. For a description of transactions between ePlus and Mr. Bowen, see "Certain Transactions."

                                PERFORMANCE GRAPH

     The following graph shows the value as of March 31, 2000 of a $100 investment made on November 15, 1996 in ePlus' common stock (with dividends, if any, reinvested), as compared with similar investments based on (1) the value of the NASDAQ Stock Market Index (U.S.) (with dividends reinvested) and (2) the value of the NASDAQ financial index. The stock performance shown below is not necessarily indicative of future performance.

                                            3/97    3/98     3/99     3/00
                                            ----    ----     ----     ----
EPLUS INC.                                126.32  144.74    86.84   348.68
NASDAQ STOCK MARKET (U.S.)                 96.97  147.03   198.62   369.17
NASDAQ FINANCIAL                          109.54  170.18   153.30   145.89

                              CERTAIN TRANSACTIONS

TC Plus LLC

     On October 23, 1998, we sold 1,111,111 shares of common stock at a price of $9.00 per share and a warrant to acquire an additional 1,090,909 shares of our common stock at an exercise price of $11.00 per share, subject to certain anti-dilution adjustment, to TC Plus, LLC, formerly named TC Leasing, LLC, for total consideration of $10 million. TC Plus, LLC is controlled by Thayer Equity Investors III, L.P., a private equity investment fund. TC Equity Partners, L.L.C. is the sole general partner of Thayer Equity Investors III, L.P.

     The stock purchase agreement entered into in connection with the transaction imposed certain super-majority voting requirements on our board of directors and restricted our ability to engage in mergers or other material transactions. We also entered into a stockholders agreement with TC Plus, LLC, Phillip G. Norton, Bruce M. Bowen, J.A.P. Investment Group, L.P., Kevin M. Norton and Patrick J. Norton. The stockholders agreement as originally entered into provided for restrictions on transfers of shares, restriction on the issuance of shares, board representation, the forced sale of ePlus by TC Plus, LLC in certain circumstances and registration rights.

     The warrant gave us the right to require TC Plus, LLC to exercise the warrant if our common stock closes at or above $11.00 per share for 20 consecutive days. On December 23, 1999, this condition was satisfied, and we gave notice to TC Plus, LLC to require exercise.

     On February 25, 2000, we entered into an agreement with TC Plus, LLC, which was amended on April 11, 2000, to defer the obligation of TC Plus, LLC to exercise the warrant and to permit TC Plus, LLC to exercise the warrant simultaneously with a follow-on public offering of common stock on a cashless basis in exchange for a commitment by TC Plus, LLC to waive certain provisions of the stock purchase agreement and amend the stockholders agreement. Upon the cashless exercise of the warrant, which was transacted on April 14, 2000, we issued to TC Plus, LLC 709,956 shares of our common stock.

     The agreement, as amended, provides for the waiver of all super-majority voting requirements and restrictions on mergers and material transactions contained in the stock purchase agreement. The stockholders agreement, as amended, has the following provisions:

- Our board of directors will have six members with two directors designated by TC Plus, LLC, two directors designated by the management stockholders party to the agreement and two directors who are not our employees designated by a nominating committee comprised of one individual designated by TC Plus, LLC and one individual designated by the management stockholders party to the agreement. The two directors named by TC Plus, LLC will continue to be Carl J. Rickertsen, who has served as a director since November 1996, and Paul G. Stern. Phillip G. Norton and Bruce M. Bowen serve as the directors designated by the management stockholders.

- TC Plus, LLC has the right to demand registration of its shares on three separate occasions. TC Plus, LLC also has the right to include its shares in any other registration by us of our common stock. We are responsible for all of the registration expenses incurred in connection with TC Plus, LLC's exercise of these registration rights.

- If we agree to purchase any shares of our common stock held by the management stockholders party to the agreement, we must give notice to TC Plus, LLC. If TC Plus, LLC wishes to participate, we must purchase its shares on the same terms and conditions.

- Shares held by stockholders party to the stockholders agreement are no longer subject to the terms of the agreement when they are transferred in a registered offering or pursuant to Rule 144 under the Securities Act.

- All rights and obligations under the stockholders agreement terminate when TC Plus, LLC no longer holds 5% of our outstanding stock and shall remain terminated even if TC Plus, LLC later acquires 5% or more of our outstanding stock.

SAGA Systems, Inc.

     During the fiscal year ending March 31, 2000, we leased equipment having a value of $1,240,119 to SAGA Systems, Inc., an affiliate of TC Plus LLC for a total lease payment amount of $142,844. Directors Rickertsen and Stern are board members of SAGA Systems.

Advances and Loans to Employees and Stockholders

     ePlus has in the past provided loans and advances to employees and certain stockholders. Such balances are to be repaid from personal funds or commissions earned by the employees/stockholders on successful sales or financing arrangements obtained on behalf of ePlus. Loans and advances totaled $94,693 for the year ended March 31, 2000.

Reimbursement of Certain Expenses

     ePlus leases certain office space from entities which are owned, in part, by executives of subsidiaries of the Company. During the year ended March 31, 2000, rent expense paid to these related parties was $228,000.

Sale of Equity Investment

     On May 23, 2000, ePlus Capital, Inc., a wholly-owned subsidiary of ours, exercised a warrant and sold 3,450,000 shares of the common stock of solven.com inc. to Immedient Corporation in exchange for a cash payment of $344,891, a warrant to purchase 222,500 shares of unregistered common stock of Immedient at an exercise price of $10.00 per share, and 260,953 shares of unregistered common stock of Immedient Corporation. Immedient is an affiliate of Thayer Capital Partners, of which Directors Stern and Rickertsen are partners.

Indemnification Agreements

     ePlus has entered into separate but identical indemnification agreements (the "Indemnification agreements") with each director and executive officer of ePlus and expects to enter into Indemnification Agreements with persons who become directors or executive officers in the future. The Indemnification Agreements provide that ePlus will indemnify the director or officer (the "Indemnitee") against any expenses or liabilities in connection with any proceeding in which such Indemnitee may be involved as a party or otherwise, by reason of the fact that such Indemnitee is or was a director or officer of ePlus or by reason of any action taken by or omitted to be taken by such Indemnitee while acting as an officer or director of ePlus, provided that such indemnity shall only apply if;

          (1) the Indemnitee was acting in good faith and in a manner the Indemnitee reasonably believed to be in the best interests of ePlus, and, with respect to any criminal action, had no reasonable cause to believe the Indemnitee's conduct was unlawful,

          (2) the claim was not made to recover profits made by such Indemnitee in violation of Section 16(b) of the Exchange Act, as amended, or any successor statute,

          (3)  the claim was not initiated by the Indemnitee, or

          (4)  the claim was not covered by applicable insurance, or

          (5) the claim was not for an act or omission of a director of ePlus from which a director may not be relieved of liability under
               Section 103(b)(7) of the DGCL. Each Indemnitee has undertaken to repay ePlus for any costs or expenses paid by ePlus if it shall ultimately be determined that such Indemnitee is not entitled to indemnification under the Indemnification Agreements.

Future Transactions

     ePlus' policy requires that all material transactions between ePlus and its officers, directors or other affiliates must be approved by a majority of the disinterested members of the board of directors of ePlus, and be on terms no less favorable to ePlus than could be obtained from unaffiliated third parties.

                                   PROPOSAL 1

     To Elect Two Class I Directors To Serve For Three Years And Until Their Respective Successors Have Been Duly Elected And Shall Qualify.

     The board of directors has concluded that the re-election of C. Thomas Faulders, III and Dr. Paul G. Stern as Class I Directors is in the best interest of ePlus and recommends stockholder approval of the re-election of C. Thomas Faulders, III and Dr. Paul G. Stern as Class I directors. The remaining four Directors will continue to serve in their positions for the remainder of their terms. Biographical information concerning Mr. Faulders, Dr. Stern, and ePlus' other Directors can be found under "Directors and Executive Officers."

     Unless otherwise instructed or unless authority to vote is withheld, all proxies will be voted for the election of C. Thomas Faulders, III and Dr. Paul
G. Stern as Class I Directors. Although the board of directors of ePlus does not contemplate that such nominees will be unable to serve, if such a situation arises prior to the annual meeting, the persons named in the enclosed proxy will vote for the election of such other person or persons as may be nominated by the board of directors.

     Vote Required for Approval. The two persons receiving the greatest number of affirmative votes cast at the annual meeting will be elected as Class I directors.

     The board of directors unanimously recommends a vote for the election of C. Thomas Faulders III and Dr. Paul G. Stern as Class I directors.

                                   PROPOSAL 2

     To Approve And Adopt An Amendment To The Certificate Of Incorporation To Increase The Number Of Shares Of Authorized Stock Of ePlus From 27 Million Shares (25 Million Shares Of Common Stock, Par Value $0.01, And 2 Million Preferred Shares) To 52 Million Shares (50 Million Shares Of Common Stock, Par Value $0.01, And 2 Million Preferred Shares).

     The board of directors has adopted a resolution declaring it advisable and in the best interests of ePlus and its stockholders that ePlus' Certificate of Incorporation be amended to provide for an increase in the authorized number of shares of stock of ePlus from twenty-seven million shares (25 million shares of common stock, par value $0.01, and 2 million preferred shares) to fifty-two million shares (50 million shares of common stock, par value $0.01, and 2 million preferred shares). Such resolution also recommends that such amendment be approved and adopted by ePlus' stockholders and directs that such proposal be submitted to ePlus' stockholders at the annual meeting.

     If Proposal 2 is approved by the ePlus' stockholders, the board of directors would have authority to issue up to fifty million (50,000,000) shares of common stock and to designate and issue up to two million (2,000,000) shares of preferred stock to such persons, for such consideration and with such rights and preferences as the board of directors may determine without further action by the stockholders except as may be required by law. As of the date hereof, ePlus has not designated or issued any shares of preferred stock and the proposal will not change the authorized number of shares of preferred stock. As of the record date there were 9,671,589 shares of common stock issued and outstanding. The board of directors of ePlus has reserved 1,567,945 shares of common stock for issuance pursuant to the exercise of outstanding stock options. 57,500 shares of common stock for issuance pursuant to various warrant agreements, and, in addition, 691,462 shares of common stock have been reserved in connection with the Long Term Incentive Plan. Accordingly, there remain 13,011,504 shares of common stock which are unissued and are not reserved for any specific purpose. The board of directors has proposed the increase in and classification of the authorized capital stock to provide shares which could be used for a variety of corporate purposes, including stock splits, mergers, the raising of additional capital (including public and private offerings of securities), acquisitions and implementation of incentive and other option and stock ownership plans. While the board of directors believes it important that ePlus have the flexibility that would be provided by having additional authorized capital stock available and by having the ability to designate and issue additional classes thereof, ePlus does not currently have any binding commitments or arrangements that would require the issuance of such stock. ePlus regularly evaluates potential acquisition opportunities and engages in discussions regarding potential acquisition opportunities from time to time. The contemplated terms of these potential acquisition transactions may involve payment of a material portion of the acquisition price in the form of common stock. If ePlus completes any such acquisitions, ePlus may also grant stock options to key employees of the acquired businesses as part of such transactions. The board of directors believes it would be in ePlus' best interest, therefore, to have such additional shares of authorized stock available to enable ePlus to take advantage of opportunities for possible future acquisitions, raising capital for future growth and the continued use of stock incentive and option plans. If such opportunities arise in the future, significant amounts of capital stock may be issued by ePlus' board of directors without further authorization by ePlus' stockholders. Such issuance's could have a significant dilutive effect on the current stockholders of ePlus.

     It is possible that the additional capital stock that would be authorized by the proposed amendment could be issued in a transaction that might discourage offers by takeover bidders or make such offers more difficult or expensive to accomplish, although the board of directors has no current plans for any such use of the capital stock. For example, the board of directors could approve the issuance of stock, or grant rights or stock options for such issuance, to persons, firms or entities that are known to be friendly to management of ePlus. The board of directors could also approve the issuance of additional shares of capital stock having classes, series, rights and preferences (including the number of votes applicable to each share of such class or series of capital stock) which may render it more difficult in the future for takeover bidders or others to accomplish takeovers or changes in control of ePlus. Any issuance of capital stock must be made for proper business purposes and for proper consideration from the recipient. Designation of certain classes, series, rights and preferences with respect to ePlus' capital stock would be subject to applicable rules and regulations of the exchange on which such securities are listed for quotation (currently, the Nasdaq National Market(R)). The text of the proposed amendment to the Certificate of Incorporation is set forth in full in Appendix A hereto and reference is made thereto for a complete statement of its terms. The amendment to the Certificate of Incorporation will become effective upon approval by the stockholders and the filing of a Certificate of Amendment to the Certificate of Incorporation containing such amendment with the Secretary of State of Delaware. If approved by the stockholders, ePlus anticipates that the Certificate of Amendment to the Certificate of Incorporation will be filed as soon as practicable.

     Vote Required for Approval. The affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote on the proposal is required for approval of Proposal 2.

     The board of directors unanimously recommends a vote FOR the approval of the amendment to the Certificate of Incorporation.

                                   PROPOSAL 3

     To Ratify The Appointment Of Deloitte & Touche LLP As ePlus' Independent Auditors For ePlus' Fiscal Year Ending March 31, 2001.

     Subject to stockholder ratification, the board of directors has reappointed the firm of Deloitte and Touche LLP as the independent auditors to examine ePlus' financial statements for the fiscal year ending March 31, 2001. Deloitte & Touche has audited ePlus' and its principal operating subsidiary, ePlus inc.'s books since 1990. If the stockholders do not ratify this appointment, other independent auditors will be considered by the board of directors upon recommendation of the Audit Committee.

     Representatives of Deloitte & Touche are expected to attend the annual meeting and will have the opportunity to make a statement if they desire and to respond to appropriate questions.

     Vote Required for Approval. The affirmative vote of the holders of at least a majority of the shares of common stock present in person or by proxy and entitled to vote at the annual meeting on the proposal will constitute approval of Proposal 3.

     The board of directors unanimously recommends a vote FOR the approval of the ratification of the approval of Deloitte & Touche LLP as independent auditors.

                              OTHER PROPOSED ACTION

     The board of directors does not intend to bring any other matters before the annual meeting, nor does the board of directors know of any matters which other persons intend to bring before the annual meeting. If, however, other matters not mentioned in this Proxy Statement properly come before the annual meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the board of directors.

     Stockholders should note that ePlus' Bylaws provide that in order for a stockholder to bring business before a meeting or to make a nomination for the election of directors, such stockholder must give written notice complying with the requirements of the Bylaws to the Secretary of ePlus not later than 90 days in advance of such meeting or, if later, the seventh day following the first public announcement of the date of such meeting.

                      STOCKHOLDER PROPOSALS AND SUBMISSIONS

     If any stockholder wishes to present a proposal for inclusion in the proxy materials to be solicited by ePlus' board of directors with respect to the next annual meeting of stockholders, that proposal must be presented to ePlus' management prior to April 20, 2001.

     Whether or not you expect to be present at the annual meeting, please sign and return the enclosed proxy card promptly. Your vote is important. If you are a stockholder of record and attend the annual meeting and wish to vote in person, you may withdraw your proxy at any time prior to the vote.

                                   APPENDIX A

PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION

     Below is the full text of the proposed amendment to the ePlus Certificate of Incorporation. The only change to the Certificate of Incorporation affected by this amendment is to increase the number of authorized shares ePlus' stock, as described in the proxy statement.

     The Corporation's certificate of incorporation hereby is amended by striking out existing Article "FOURTH" thereof and replacing it with the following new Article "FOURTH":

                                     "FOURTH"

                  The total number of shares of all classes of stock which the Corporation shall have authority to issue is fifty-two million (52,000,000) shares consisting of fifty million (50,000,000) shares of common stock having a par value of $.01 per share (the "Common Stock") and two million (2,000,000) shares of preferred stock having a par value of $.01 per share (the "Preferred Stock").

                  The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide by resolution or resolutions for the issuance of shares of the Preferred Stock as a class or in series, and, by filing a certificate of designations, pursuant to the Delaware General Corporation Law, setting forth a copy of such resolution or resolutions to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of the class or of each such series and the qualifications, limitations, and restrictions thereof. The authority of the Board of Directors with respect to the class or each series shall include, but not be limited to, determination of the following:

               a)  the  number  of  shares   constituting  any  series  and  the
          distinctive designation of that series;

               b) the dividend rate of the shares of the class or of any series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any of payment of dividends on shares of the class or of that series;

               c) whether the class or any series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

               d) whether the class or any series shall have conversion privileges and, if so, the terms and conditions of conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

               e) whether or not the shares of the class or of any series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

               f) whether the class or any series shall have a sinking fund for the redemption or purchase of shares of the class or of that series, and if so, the terms and amount of such sinking fund;

               g) the rights of the shares of the class or of any series in the event of voluntary or involuntary dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of the class or of that series; and

               h)  any  other  powers,  preferences,   rights,   qualifications,
          limitations and restrictions of the class or of that series.

               All rights accruing to the outstanding  shares of the Corporation not expressly provided for to the contrary herein or in any certificate of designation shall be vested exclusively in the Common Stock."

                              [FORM OF PROXY CARD]

ePLUS INC.                                                                 PROXY

                       ANNUAL MEETINGS OF STOCKHOLDERS OF
                                   ePLUS INC.
                              ON SEPTEMBER 20, 2000

             THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Phillip G. Norton, Bruce M. Bowen, C. Thomas Faulders, III, Terrence O'Donnell, Dr. Paul G. Stern, and Carl J. Rickertsen, and each or any of them, proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of stockholders of ePlus inc., a Delaware corporation (the "Company"), to be held on September 20, 2000 at 10:30 a.m. at Hyatt Regency Reston, 1800 Presidents Street, Reston, VA 20191, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, upon such other business as may properly come before the meeting.

1. TO ELECT TWO CLASS I DIRECTORS TO SERVE FOR THREE YEARS AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND SHALL QUALIFY.

                   TO VOTE FOR BOTH THE NOMINEES LISTED BELOW

[ ]FOR BOTH THE NOMINEES LISTED BELOW               [ ]WITHHOLD AUTHORITY

     C. Thomas Faulders III.                            Dr. Paul G. Stern

                     OR TO VOTE FOR EACH NOMINEE SEPARATELY

     C. Thomas Faulders III             [ ]FOR            [ ]WITHHOLD AUTHORITY
     Dr. Paul G. Stern                  [ ]FOR            [ ]WITHHOLD AUTHORITY

2. TO APPROVE AND ADOPT AN AMENDMENT TO THE EPLUS' CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF SHARES OF OUR AUTHORIZED STOCK FROM 27 MILLION SHARES (CONSISTING OF 25 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES) TO 52 MILLION SHARES (CONSISTING OF 50 MILLION SHARES OF COMMON STOCK, PAR VALUE $0.01, AND 2 MILLION PREFERRED SHARES).

     [ ]FOR                     [ ]AGAINST                            [ ]ABSTAIN



3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS ePLUS' INDEPENDENT AUDITORS FOR ePLUS' FISCAL YEAR ENDING MARCH 31, 2001.

     [ ]FOR                     [ ]AGAINST                            [ ]ABSTAIN

Dated:              , 2000


Signature:

Signature if held jointly:

NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

THE SHARES REPRESENTED BY ALL PROXIES RECEIVED WILL BE VOTED IN ACCORDANCE WITH THE CHOICES SPECIFIED ON SUCH PROXIES. THE SHARES REPRESENTED BY A PROXY WILL BE VOTED IN FAVOR OF A PROPOSAL IF NO CONTRARY SPECIFICATION IS MADE. ALL VALID PROXIES OBTAINED WILL BE VOTED AT THE DISCRETION OF THE BOARD OF DIRECTORS WITH RESPECT TO ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING.

           PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING
                             THE ENCLOSED ENVELOPE.